UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Health Fitness Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement to Proxy Statement
Health Fitness Corporation
1650 West 82nd Street
Bloomington, Minnesota 55431
       This Amendment No. 1 supplements and amends the definitive proxy statement on Schedule 14A filed by Health Fitness Corporation (the “Company”) with the Securities and Exchange Commission on April 16, 2009 (the “Proxy Statement”).
       The sole purpose of this Amendment No. 1 is to update the number of issued and outstanding shares of Common Stock on the record date for the Annual Meeting of Shareholders of the Company to be held on May 27, 2009, appearing in two places on page 2 of the Proxy Statement. After filing the Proxy Statement, it was discovered that the number of outstanding shares of Common Stock on the record date as reflected in the Proxy Statement inadvertently omitted certain shares of restricted Common Stock granted to executive officers of the Company. The correct information is as follows: On March 30, 2009, 10,033,350 shares of the Company’s Common Stock were issued and outstanding. Other than this correction, there are no other changes to the information contained in the Proxy Statement. The information set forth in the table and the footnotes thereto in the section of the Proxy Statement titled “Principal Shareholders and Management Shareholdings” was calculated based on 10,033,350 shares of Common Stock outstanding on March 30, 2009, and therefore remains accurate.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009
The proxy statement (including this amendment) and the Annual Report on Form 10-K of Health Fitness Corporation are
available at
http://materials.proxyvote.com/42217V